Phase I Clinical Study of Ratutrelvir, a Potent Inhibitor of the SARS-CoV-2 Main Protease (Mpro/3CL): Safety, Tolerability, Pharmacokinetics and Pharmacodynamics

Ekaterina Dokukina[1], Boris Rogovoy[1], Ruben Karapetian[2], Robert R. Redfield[3], Iain D. Dukes[3], Nikolay Savchuk[3], Werner Cautreels[3], and C. David Pauza[3]
[1]Viriom, Inc. Rockville, MD, [2]Chem Div, San Diego, CA, [3]Traws Pharma, Inc., Rockville, MD

Ratutrelvir is a potent inhibitor of SARS-CoV-2 Mpro with EC_{50} values averaging ~7.5 nM for Omicron viruses tested ***in vitro***. Ratutrelvir has a pattern of drug resistance that is differentiated from nirmatrelvir and was designed for once daily oral therapy without a metabolism inhibitor. At present, nirmatrelvir is the only Mpro inhibitor licensed in the U.S. and Europe. Nirmatrelvir requires twice-daily dosing with co-administration of ritonavir, a Cytochrome P450 metabolism inhibitor. Despite the important impact of nirmatrelvir + ritonavir on COVID19 hospitalization and death rates, the inclusion of ritonavir and its associated drug drug interactions, limits eligibility for treatment and clinical rebound after treatment remains a concern. In a Phase I clinical trial, ratutrelvir was safe and well-tolerated in both single and multiple ascending doses. Plasma drug levels in the once-daily, 10-day regimen remained above multiples of the EC_{90} value for 12 days and results from pharmacodynamic studies indicated these levels are likely to be therapeutic. Importantly, the period of drug levels remaining within the predicted therapeutic window extended through the times (days 8-11 after initial symptoms) where clinical rebound is most common. Results from the initial clinical trial support further development of Ratutrelvir for treatment of COVID19.

1 Ratutrelvir is overall more effective for suppressing SARS-CoV-2 replication compared to Nirmatrelvir (protease inhibitor in nirmatrelvir/ritonavir)

Virus	MOI	TRX01 EC_{50} nM	Nirmatrelvir EC_{50} nM	Remdesivir EC_{50} μM	Nirmatrelvir EC_{50} ÷ TRX01 EC50
USA_WA1/2020	0.005	**2.6**	11	1.7	4.2
Omicron B.1.1.529	0.02	**16**	26	0.69	1.6
Omicron B.A.2	0.01	**7.3**	21	0.74	2.9
Omicron B.A.4	0.02	**<1**	<1	1.2	-
Omicron B.A.5	0.02	**<1**	<1	2.5	-
Omicron BF.7	0.003	**4.7**	41	1.8	8.7
Omicron BQ.1	0.003	**37**	64	1.3	1.7
Omicron BQ.1.1	0.002	**6.2**	12	1.3	1.9
Omicron XBB	0.002	**9.4**	29	0.68	3.2

Compounds tested with 2 μM CP-100356 (efflux inhibitor)

2 Ratutrelvir exposure after a single dose, increases in a dose-proportional manner up to 600 mg without safety concerns in healthy volunteers

Part A SAD:


Fasted
SAD Cohort 1 (15 mg)
Active = 6
Placebo = 2
SAD Cohort 1 (50 mg)
Active = 6
Placebo = 2
SAD Cohort 1 (150 mg)
Active = 6
Placebo = 2
SAD Cohort 1 (600 mg)
Active = 6
Placebo = 2


Mean Concentration (ng/mL)
Time Post Dose (h)
Cohort, Dose (mg)
SAD1, 15
SAD2, 50
SAD3, 150
SAD4, 300
SAD5, 600

3 Ratutrelvir exposure is dose proportional after multiple (10 day) daily dosing at 150 or 600 mg

Part B MAD:


MAD Cohort 1 (10-Day Treatment; Daily Dose 150 mg)
Active = 6
Placebo = 2
MAD Cohort 2 (10-Day Treatment; Daily Dose 600 mg)
Active = 6
Placebo = 2
(Semi-log scale)
Mean Concentration (ng/mL)
Time Post Dose (h)
Cohort, Dose (mg)
MAD1, 150
MAD2, 600

Cohort	Multiple Ascending Dose 4: Daily 600 mg			
Analyte	Ratutrelvir			
	T_{max} (h)	C_{max} (ng/mL)	AUC_{0-24} (h*ng/mL)	$T_{1/2}$ (h)
Mean	3.67	406	3810	6.89
SD	2.07	241	1520	2.38
Min	1.00	154	2080	5.20
Median	3.50	332	3740	6.89
Max	6.00	754	6170	8.57
Geo Mean	3.09	349	3560	6.68
Geo CV%	78.7	67.5	42.7	36.4

4 Similar exposures after the first and last doses indicate that Ratutrelvir metabolism is not induced by 10 days of treatment and 24-hour trough levels are consistent at approximately 4-times the EC90 value of 25 nM in blood.


Plasma Drug Levels are Similar During 0-24 h on First (Day 0) and Last (Day 9) of 600 mg, Daily Dosing
Ratutrelvir, nM
Hours
600 mg, QDx10 days (Day 0)
600 mg, QDx10 days (Day 9)


Daily Plasma Drug Levels (24 h after dosing) Remain Above EC90 for Daily Dosing of 600 mg
9,415 nM (Exposure Limit)
25 nM EC90 (3xEC50)
Ratutrelvir, nM
Days
600 mg, QDx10 days


Plasma Drug Levels (24 h C_{trough} values for Days 1-9) Above EC90 for Virus Suppression and within the target PK window (>25 nM and below the exposure limit)
9,415 nM (Exposure Limit)
110 nM (13xEC50)
25 nM EC90 (3xEC50)
Ratutrelvir, nM
Days
600 mg, QDx10 days

5 Main points

- Ratutrelvir is a potent inhibitor of SARS CoV-2 Main protease and suppressed a wide variety of SARS CoV-2 variants at levels below what is required for nirmatrelvir
- Ratutrelvir is safe and well-tolerated after 10 days of daily oral dosing with 600 mg
- Ratutrelvir metabolism was not induced by daily treatment
- Many patients seeking antiviral therapy for COVID19 are ineligible for nirmatrelvir/ritonavir due to drug drug interactions caused by including Ritonavir to boost therapeutic exposure to the specific Mpro inhibitor Nirmatrelvir
- Since ratutrelvir does not require ritonavir boosting, it may be a suitable alternative for patients not able to take nirmatrelvir/ritonavir.